SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


Current Report Pursuant to Section 13 or 15(d) of The Securities Act of
1934.


                Date of Report (Date of earliest event reported):

                                 August 4, 1999

                                        Commission File No:   0-23561

                         SUNBURST ACQUISITIONS IV, INC.
                     (Name of small business in its charter)

     Colorado                              84-1431797
__________________________________________________________
(State or other                         (IRS Employer Identification
jurisdiction of Incorporation)                        No.)

                               2082 Cherry Street
__________________________________________________________
            Address of Principal Executive Office (street and number)

                             Denver, Colorado 80207
__________________________________________________________
                            City, State and Zip Code

(Issuer's telephone number:  (303)321-0461

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Stock Purchase and Merger Agreement
        On July 8, 1999, Sunburst Acquisitions IV, Inc., (the
"Company") entered into a Stock Purchase and Merger Agreement
("SPMA") with Prologic Management Systems, Inc., an Arizona corporation ("Prologic"). The first stage of the transaction closed on August 4, 1999.

Overview
        The terms of the SPMA require that the Company purchase up to 5,280,763 shares of common stock of Prologic for $3,000,000. The purchase and sale of shares is structured as a private placement offering which is exempt from registration under federal and state securities laws.

        Under the SPMA the Company's investment is to be staged in two parts. The first stage ("Tranche 1"), which was fully funded upon closing on August 4, 1999, involved the purchase of 3,459,972 shares of common stock of Prologic for a subscription price of $1,000,000, or $0.2890 per share. Following closing of the Tranche 1 subscription, Prologic had a total of approximately 8,171,321 shares of common stock issued and outstanding, of which 3,459,972 shares, or approximately 42.34%, were owned by the Company. In addition, in conjunction with closing of the Tranche 1 subscription, Mr. James Heim, the President and CEO of Prologic, entered into a Voting Trust Agreement, granting the Company voting rights to a total of 1,071,060 shares common stock of Prologic of which he is the beneficial owner. Accordingly, following closing of the Tranche 1 subscription, the Company owned or had voting control of a total of 4,531,032 shares, or approximately 55.45% of the issued and outstanding common stock of Prologic.

        The Company's second stage investment under the SPMA
("Tranche 2") involves the purchase of up to 1,820,791 additional shares for a purchase price of $2,000,000, or approximately $1.0984 per share. The proceeds from Tranche 2 are intended to be used by Prologic to facilitate the acquisition of another (unaffiliated) company (the "Tranche 2 Acquisition"), and Tranche 2 is to be funded essentially simultaneously with the closing of the Tranche 2 Acquisition.

        The closing of Tranche 2 and the Tranche 2 Acquisition is intended to occur not less than 14 days after receipt by the Company of written notice from Prologic (a "Subscription Call") that Prologic is prepared to close the debt portion of the financing required for the Tranche 2 Acquisition. The Subscription Call will, at a minimum, set forth (i) the proposed target company; (ii) the total purchase price and terms; (iii) the total cash required to close the purchase; (iv) the equity portion of such cash requirement (an amount not to exceed the less of 20% of such cash requirements or $2,000,000; (v) the date (not less than 14 days in the future) when the Company will be required to deliver the Tranche 2 Acquisition funds; (vi) evidence that debt financing is available which, together with Tranche 2 Acquisition funds, is sufficient to close the Tranche 2 Acquisition, ; and (vii) evidence that the proposed acquisition has been approved by the Board of Directors of Prologic.

        Subject to receipt of any necessary shareholder approvals, on the earlier of the closing of the Tranche 2 Acquisition or September 30, 1999, it is intended that Prologic initiate the process of completing a merger into the Company or into a subsidiary of the Company organized for that purpose. As a condition to closing of the merger, the Company is obligated to have a binding commitment from investors to provide it, in two stages, with up to $4,000,000 in equity capital. Each stage will be in an amount equal to the lesser of $2,000,000 or 20% of the cash equity portion needed to close a proposed acquisition(s). The first stage will be represented by the Tranche 2 funding described above.
Accordingly, any portion of the Tranche 2 funding which is provided to Prologic prior to the merger, will be credited against this obligation. The second $2,000,000 stage (Tranche 3), which is intended to be funded after completion of the merger, will require that the Company have a binding commitment from investors to purchase a total of 890,287 shares of common stock for a total purchase price of $2,000,000, or $2.246 per share.

        In conjunction with execution of the SPMA, the Company and certain of its shareholders entered into an agreement with a group of investors led by Century Financial Partners, Inc., and Bristol Capital, LLC, both principally of located in Los Angeles, California, to permit the such investors to acquire control of the Company in return for
providing the funds required by the SPMA.   The agreement with these
investors involves a four step reorganization of the Company including
(i) the sale by five current shareholders of the Company of a total of 385,000 shares of common stock; (ii) the voluntary surrender for cancellation of a total of 436,000 shares of common stock, reducing the number of issued and outstanding shares from 2,435,000 to 1,999,000;
(iii) completion of a 20:1 forward split increasing the number of issued and outstanding shares to 39,980,000; and (iv) the voluntary surrender for cancellation of a total of 31,680,000 shares, reducing the number of issued and outstanding shares (following completion of the forward split described above) to 8,300,000.

        As of August 19, 1999, the first two stages of the reorganization process had been completed. The two remaining stages are intended to be completed on or before August 31, 1999. Completion of all four stages of the reorganization process will result in a change of control of the Company.

"SAFE HARBOR" Statement
        This Form 8-K contains forward-looking statements, and opinions of the Company, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and opinions involve risks and uncertainties, including, but not limited to , the ability of the Company, Century Financial Partners, Inc, or Bristol Capital, LLC, to meet their contractual obligations, the ability of Prologic to locate suitable acquisition targets, and the ability of Prologic to obtain any necessary debt financing and to complete the acquisitions. Additional risks and uncertainties include the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and marketability, capacity and supply constraints or difficulties, and the results of additional financing efforts.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a)     Audited financial statements of Prologic Management Systems,
Inc. are not available as of the date of this report on Form 8-K. Such financial statements will be filed as soon as reasonably possible, but in no event later than 60 days from the due date of this report.

(b)     EXHIBITS:

10.1 - Stock Purchase and Merger Agreement
10.2 - Voting Trust Agreement
10.3 - Employment Agreement.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SUNBURST ACQUISITIONS IV, INC.

Dated:  August 20, 1999


/s/______________________________
        Michael R. Quinn
        President
10.1 - STOCK PURCHASE AND MERGER AGREEMENT

STOCK PURCHASE AND MERGER AGREEMENT
By and between
PROLOGIC MANAGEMENT SYSTEMS, INC.,
(an Arizona corporation)
and
SUNBURST ACQUISITIONS IV, INC.
(a Colorado corporation)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN
REGISTERED WITH THE UNITED STATES SECURITIES AND
EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT
OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES
COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES
LAW.  THEY ARE BEING OFFERED PURSUANT TO AN
EXEMPTION FROM REGISTRATION UNDER REGULATION D
("REGULATION D") PROMULGATED UNDER THE ACT AND
SIMILAR STATE EXEMPTIONS.  THE SECURITIES MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE
SECURITIES ARE REGISTERED UNDER THE ACT AND
APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS,
SALES AND TRANSFERS ARE MADE PURSUANT TO
AVAILABLE EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THOSE LAWS.

THIS STOCK PURCHASE AND MERGER AGREEMENT (the
"Agreement") is executed by SUNBURST ACQUISITIONS IV, INC., a Colorado corporation ("SUNBURST"), in connection with the subscription by SUNBURST for Common Stock (the "Stock") of
PROLOGIC MANAGEMENT SYSTEMS, INC., an Arizona corporation (the "Company").

R E C I T A L S

        A. The Company is offering (the "Offering") for sale pursuant to Regulation D ("Regulation D") under the United States Securities Act of 1933, as amended (the "Act"), a total of up to 5,280,763 shares of Stock (the "Shares"), in two tranches, as follows:

Tranche 1
No. of Shares:  3,459,972
Purchase Price/Share:  $0.2890
Total Price:  $ 1,000,000


Tranche 2
No of Shares:  1,820,791
Purchase Price/Share:  $1.0984
Total Price: $ 2,000,000*

     *    Tranche 2 may be separated into two parts pursuant to Section
6.3 of this Agreement.

        B. SUNBURST wishes to subscribe for the Shares, and the Company wishes to sell the Shares to SUNBURST, in accordance with the terms and conditions of this Agreement.

        C. The proceeds of Tranche 2 shall be used by the Company to make the acquisition of another company ("Tranche 2 Acquisition"). Except as provided in Section 6.3, Tranche 2 shall close essentially simultaneously with the closing of the Tranche 2 Acquisition.

        D. As soon as practicable after closing of the Tranche 2 Acquisition, the parties intend that the Company be merged with and into SUNBURST or a subsidiary of SUNBURST organized for that purpose
(the "Merger").

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.   Subscription and Closing.

        1.1 Subscription. Subject to the terms and conditions of this Agreement, SUNBURST hereby subscribes for, and the Company hereby agrees to issue and sell to SUNBURST, in two tranches, the number of Shares, and at the prices set forth in Recital A above.
Certificates for the Shares will be issued in the names and denominations as indicated by SUNBURST prior to each closing.

        1.2 Closing. The closing of Tranche 1 shall occur at the offices of Arter & Hadden LLP, located at 725 South Figueroa Street, 34th
Floor, Los Angeles, California 90017, within two business days of the approval and ratification of this Agreement by the board of directors of Prologic, at 9:00 a.m. o'clock, California time, or at such other time and place as the parties may mutually agree. Except as set forth in
Section 6.3, the closing of Tranche 2 shall occur at the same location as Tranche 1 not less than 14 days after receipt by SUNBURST
("Subscription Call") from the Company that the Company is prepared to close the debt portion of the financing required for the Tranche 2 Acquisition. The Subscription Call shall, at a minimum, set forth (i) the proposed target company; (ii) the total purchase price and terms; (iii) the total cash required to close the purchase; (iv) the equity portion of such cash requirement (an amount not to exceed the lesser of 20% of such cash requirement or $2,000,000) (such amount hereafter referred to as the "Tranche 2 Acquisition Funding Amount"); (v) the date (not less than 14 days in the future) when SUNBURST will be required to deliver the Tranche 2 Acquisition Funding Amount; (vi) evidence that debt financing is available which, together with the Tranche 2 Acquisition Funding Amount, is sufficient to close the Tranche 2 Acquisition; and
(vii) evidence that the proposed acquisition has been approved by the Company's board of directors.

        1.3 Payment of Purchase Price and Delivery of Shares. Payment of the purchase price for the Shares by SUNBURST shall be made by wire transfer against delivery of the Shares by the Company. Three business days prior to each closing, the Company shall provide SUNBURST with complete wire transfer instructions.

2. Representations and Warranties of the Company. The Company represents and warrants to SUNBURST as of the date hereof and as of each closing date described in Section 1 or Section 7 as follows:

        2.1  Organization, Good Standing, and Qualification.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken, if any, as a whole.

                (b) Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of such subsidiary.

        2.2 Authorization. Except for shareholder authorization of an amendment to the Company's Articles of Incorporation to increase the Company's authorized common stock to allow the Company to close
Tranche 2 and shareholder authorization of the Merger contemplated in
Section 7 hereof, all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares of the Company issuable at the closing of each Tranche have been taken.

        2.3 Enforceability. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally, or by principles governing the availability of equitable remedies.

        2.4 Capital Stock. The Company has an authorized capitalization as set forth on Schedule 2.4 as such Schedule 2.4 may be updated from time to time prior to consummation of the Merger. All outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Other than as set forth on Schedule 2.4 or as disclosed in the SEC Reports (as such term is defined in Section 2.6 below), there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company. A copy of the List of Warrants and Options and the holders thereof have been attached hereto and incorporated herein by reference as Schedule
2.4.

        2.5 Valid Issuance of Securities. When issued and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of any claims or preemptive rights, and (assuming the representations and warranties of SUNBURST herein are true and correct in all material respects) will have been issued in compliance with all applicable U.S. federal and state securities law.

        2.6 SEC Reports; Financial Statements. Except for a proxy statement in 1998 (no annual meeting was held), and the Company's
Form 10-KSB for 1998 which was filed late, the Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") for its fiscal years ended March 31, 1999, 1998 and 1997, required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act") through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form and content in all material respects with the requirements of the 1934 Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        Except as set forth in Schedule 2.6, there have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Report on Form 10-QSB for the quarter ended December 31, 1998, which have not been disclosed to SUNBURST in writing (either directly by the Company or by delivery by the Company to SUNBURST). The audited and unaudited consolidated balance sheets of the Company and its subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1998 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed through out the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated.

        Since December 31, 1998 (the "Balance Sheet Date"), except as disclosed in the SEC Reports and as set forth in Schedule 2.6, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

        2.7 Current Public Information. The Company's common stock is registered under Section 12(b) or 12(g) of the 1934 Act. The Company has delivered to SUNBURST copies of the Company's most recent annual report on Form 10-KSB (the "Annual Report"), each Quarterly Report on Form 10-QSB since the date of its Annual Report, the most recent proxy statement for its Annual Meeting of Shareholders, and each interim report on Form 8-K filed by the Company since the date of its Annual Report. In addition, the Company has delivered to SUNBURST a draft of its financial statements for the year ended March 31, 1999.

        2.8 No Conflicts. Except as set forth on Schedule 2.8, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

        2.9 Compliance with Laws. As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for non-compliance which would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority.

        2.10 Litigation.  Except as disclosed in the SEC Reports or on
Schedule 2.10 hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or any subsidiary of the Company, threatened, against or affecting the Company, or any of its properties, which would result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company, or which would materially and adversely affect the properties or assets of the Company or which would interfere with the Company's ability to consummate the transactions contemplated by this Agreement.

        2.11 Disclosures. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to SUNBURST that (a) would reasonably be expected to have a Material Adverse Effect or (b) except as disclosed on Schedule 2.8, would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Shares contemplated herein.

        2.12 Stock Issuances. Except as set forth in Schedule 2.12 or in the SEC Reports, the Company has not issued any shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock). The offer and sale of the Shares to SUNBURST are exempt from registration under Section 5 of the Act. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares) which subject the offering or issuance or sale of the Shares to the registration requirements of
Section 5 of the Act.

        2.13 Commissions. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other person in connection with this Offering except for a fee of eight percent of the gross cash proceeds of the sale of Shares as contemplated in Sections 1 and 8.6(c) hereof to be paid to Kann Capital, Ltd.("KCL").

3. Representations and Warranties of SUNBURST. As of the date hereof and as of each closing date described in Section 1 and Section 7 hereof, SUNBURST represents and warrants to the Company as follows:

        3.1 Independent Investigation. SUNBURST, in offering to subscribe for the Shares hereunder, has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company.
In making its investment decision to purchase the Shares and participate in the Merger with the Company, SUNBURST is not relying on any oral or written representations or assurances from the Company except as represented, warranted and relied upon by SUNBURST in this Agreement or any other person or any representation of the Company or any other person other than as set forth in this Agreement, the SEC
Reports or in a document executed by a duly authorized representative of the Company making reference to this Agreement. SUNBURST has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. SUNBURST is a sophisticated investor, as defined in Rule 506(b)(2)(ii) of Regulation D under the Act.

        3.2 Economic Risk. SUNBURST understands and acknowledges that an investment in the Shares involves a high degree of risk, including a possible total loss of investment. SUNBURST represents that it is able to bear the economic risk of an investment in the Shares.

        3.3  No Government Recommendation or Approval.
SUNBURST understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Shares.

        3.4 No Registration. SUNBURST understands that the Shares have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of SUNBURST and the Company contained herein.

        3.5 No Public Solicitation. Without conducting any independent investigation, SUNBURST knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Shares.

        3.6 Investment Intent. SUNBURST is acquiring the Shares for its own account, for investment and not with a view to the redistribution thereof. SUNBURST understands that the Company has no present intention of registering any such sale of the Shares. SUNBURST has made no predetermined arrangements to sell the Shares.

        3.7 Incorporation and Authority. SUNBURST is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken, if any, as a whole. SUNBURST has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. This Agreement has been duly approved by all necessary action of SUNBURST, including any necessary shareholder approval, has been executed by persons duly authorized by SUNBURST, and constitutes a valid and legally binding obligation of SUNBURST, enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally, or by principles governing the availability of equitable remedies.

        3.8 No Reliance on Tax Advice. SUNBURST has reviewed with its own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. SUNBURST is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company) shall be responsible for the its own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        3.9 Independent Legal Advice. SUNBURST acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel.
SUNBURST is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations and warranties of the Company set forth in this Agreement and on the opinion provided for in
Section 5.6 hereof.

        3.10 SEC Reports; Financial Statements. SUNBURST has filed all forms, reports and documents with the Securities and Exchange
Commission (the "Commission") for its fiscal years ended December 31, 1998, 1997 and 1996, required to be filed by it under the Securities
Exchange Act of 1934, as amended (the "1934 Act") through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.10, there have been no material adverse changes in the SUNBURST's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Report on Form 10-QSB for the quarter ended
March 31, 1999, which have not been disclosed to the Company in writing (either directly by the SUNBURST or by delivery by the SUNBURST to the Company). The audited and unaudited consolidated balance sheets of SUNBURST and its subsidiaries contained in the SEC
Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the SUNBURST and its subsidiaries as of December 31, 1998 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed through out the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of SUNBURST and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of SUNBURST and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of SUNBURST and its subsidiaries and the changes in their financial position for the period indicated. Since December 31, 1998 (the
"Balance Sheet Date"), except as disclosed in the SEC Reports and as set forth in Schedule 3.10, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of SUNBURST and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of SUNBURST and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

4.   Legends; Subsequent Transfer of Securities.

        4.1 Legends. The certificate(s) representing the Shares shall bear a legend substantially as set forth on the cover page of this Agreement and any other legend, if such legend or legends are reasonably required to comply with state or federal law.

5.   Covenants of the Company.

        5.1 Accountants. For as long as any Shares remain outstanding, the Company shall maintain as its independent auditors an accounting firm that is authorized to practice before the Commission.

        5.2 Corporate Existence and Taxes. For as long as any Shares remain outstanding, the Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and for which adequate reserves are established on the Company's books and records.

        5.3 Corporate Actions. On or before the closing of the sale of Tranche 2, the Company will use its best efforts to cause its shareholders to approve an amendment to its articles of incorporation increasing the number of shares of common stock the Company is authorized to issue 50,000,000 shares. In addition, as soon as practicable after the closing of Tranche 1, the Company will use its best efforts to cause its shareholders to elect a board of directors of five members, three of which members are nominated by SUNBURST.

        5.4 Copies of Information. The Company undertakes to furnish SUNBURST with copies of such other information as may be reasonably requested by SUNBURST prior to each closing contemplated by Section
1 or Section 7 hereof. The Company will provide SUNBURST with copies of all future filings under the 1934 Act for so long as any Shares are outstanding.

        5.5 Compliance with Laws. The Company shall comply with all applicable Federal and State securities laws with respect to the sale of the Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the Commission or any other regulatory authority.

        5.6 Opinion of Counsel. SUNBURST shall, prior to the each closing contemplated by this Agreement, receive an opinion letter from counsel to the Company, to the effect that (i) the Company is duly incorporated and validly existing; (ii) this Agreement and the issuance of the Shares have been duly approved by all required corporate action, and that the Shares, upon due issuance, shall be validly issued and outstanding, fully paid and nonassessable; (iii) the capitalization of the Company is accurately set forth in Section 2.4; and (iv) this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; except that with respect to the foregoing opinions counsel may add such additional qualifications as are consistent with firm practice.

        5.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares in the manner described on Schedule 5.7 hereto and shall not use such proceeds to repurchase any securities of the Company.

        5.8 Registration Rights. In the event of a registration of the Company's shares after the closing of Tranche 1, SUNBURST shall have customary "piggyback" registration rights with regard to its Shares purchased pursuant to this Agreement. Said registration is to be paid for by the Company, but SUNBURST will be responsible for any underwriter's discounts or commissions charged.

6.   Covenants of SUNBURST.

        6.1 No Sale in Violation of the Act. SUNBURST covenants that it will not make any sale, transfer or other disposition of the Shares in violation of the Act or the rules and regulations of the Commission promulgated thereunder. SUNBURST acknowledges and agrees that the Shares may and will only be resold (a) pursuant to a registration statement under the Act; or (b) pursuant to an exemption from registration under the Act.

        6.2 Voting. SUNBURST covenants to vote the Shares it acquires in Tranche 1 in favor of the corporate action described in
Section 5.3 hereof.

        6.3  Antidilution Tranche 2 Purchase.  If, by December 15,
1999, either the Tranche 2 Acquisition has not been closed or the Company has not been merged with SUNBURST, and if the discount-to-market conversion provision contained in Section 5(d) of the Certificate of Designation for the Company's Series B Preferred Stock is still in effect, then SUNBURST will purchase 455,208 shares of Company Common Stock for $500,000 (the "Antidilution Purchase").
Such Antidilution Purchase shall be a credit against SUNBURST's contractual obligation to complete the Tranche 2 purchase as set forth pursuant to the contract referred to in Section 8.6(a)(iv). Subject to compliance with the closing conditions specified in Section 8 hereof, such purchase will occur within five business days of December 15, 1999, at the location specified in Section 1.2 hereof, at a mutually agreeable time, with payment made in accordance with Section 1.3 hereof.

        6.4 SUNBURST Debt. SUNBURST covenants that, as of the Effective Date of any Merger described in this Agreement, its debt of all kinds shall not exceed $10,000.

7.   The Merger.

        7.1 The Merger. Pursuant to the terms and conditions of this Agreement, on the earlier of the following dates, the Company and SUNBURST will commence the process to cause the Company to be merged with and into SUNBURST or its designated subsidiary pursuant to Colorado Law: (i) the closing of the Tranche 2 Acquisition ("Section 7.1(i) Merger"); (ii) September 30, 1999, if the Company has not made a Subscription Call on SUNBURST pursuant to Section 1.2 with regard to Tranche 2 by September 17, 1999 ("Section 7.1(ii) Merger"); or (iii) on the 71st day (not later than December 10,1999) after a default by SUNBURST in complying with the terms of a Subscription Call if, prior to such date, the Company has not repurchased the Shares purchased by SUNBURST pursuant to the Company's right to do so set forth in
Section 10(b) hereof (the "Buy Back Right") ("Section 7.1(iii) Merger"). The Merger shall take place in the manner and with the effect set forth herein. Subject to the conditions contained in Section 8 of this Agreement, an executed Merger Agreement, in substantially the form attached as Exhibit A hereto, together with any applicable officer's certificates from the Company, SUNBURST and, if appropriate, SUNBURST's designated subsidiary, will be filed with the Secretaries of State of the States of Colorado and Arizona as soon as practical following the time when the last of the conditions set forth in Section 8 of this Agreement shall have been fulfilled or waived in writing in accordance with such Section, or such earlier or later date as may be mutually agreed to by the Company and SUNBURST.

        7.2  Conversion.

                (a) Conversion of Shares. Upon the filing of the Articles of Merger with the Secretary of State of the State of Colorado (the "Effective Date"), each of the issued and outstanding shares of common stock, no par value per share, and outstanding shares of preferred stock, no par value per share of the Company (the "Company Common Stock" or "Company Preferred Stock"), subject to applicable statutory provisions with respect to dissenters' appraisal rights, any applicable withholding requirements and adjustments as herein provided, shall be converted into and become a right to receive duly authorized, validly issued, fully paid and nonassessable shares of common stock or preferred stock of SUNBURST at an exchange ratio of one-to-one (the "Exchange Ratio"). As used in this Agreement, "Merger Consideration" shall mean the number of shares of SUNBURST Common Stock or SUNBURST
Preferred Stock exchanged for Company Common Stock or Company
Preferred Stock in the Merger. Each share of Company Common Stock or Company Preferred Stock held in the treasury of the Company or by a wholly-owned subsidiary of the Company or by SUNBURST shall be cancelled as of the Effective Date and no portion of the Merger Consideration shall be payable with respect thereto.

                (b) Adjustment of Merger Consideration. The Merger Consideration shall be reduced by the amount otherwise payable or issuable to holders of Company Common Stock or Company Preferred
Stock, if any, who exercise dissenters rights in connection with the Merger based upon such shareholders' ownership of Company Common
Stock or Company Preferred Stock outstanding on the Effective Date.
The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of SUNBURST Common
Stock, SUNBURST Preferred Stock or Company Common Stock or
Company Preferred Stock held of record on or before the Effective Date.

                (c) Company Options and Warrants. All outstanding options and warrants to acquire Company stock that are not exercised prior to the Effective Date will be automatically converted into an option or right to purchase a like number of shares from SUNBURST.

        7.3 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of SUNBURST as in effect on the Effective Date of the Merger shall be the Articles of Incorporation of the surviving corporation until same shall be amended in accordance with law or the Articles of Incorporation except that as a part of the Merger, the name of the surviving corporation shall be changed to a name to be agreed upon prior to the Effective Date of the Merger. Except for amending SUNBURST's bylaws to change its fiscal year end to March 31, the Bylaws of SUNBURST as in effect on the Effective Date of the Merger shall be the Bylaws of the surviving corporation until same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the surviving corporation or said Bylaws. The directors of the surviving corporation at the Effective Date of the Merger shall be as follows: James M.
Heim, plus four others to be agreed upon prior to the Effective Date of the Merger. The officers of the surviving corporation at the Effective Date of the Merger shall be as follows: President, James M. Heim; Secretary, David Firestone; Chief Financial Officer, Secretary and Treasurer, David Firestone and such other officers as shall be agreed upon prior to the Merger.

        7.4  Surrender and Exchange of Company Stock.

                (a) On the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock or Company Preferred Stock (the "Company
Certificates") shall surrender such Company Certificates with irrevocable stock powers with Medallion Signature Guarantees to SUNBURST or to such agent or agents (the "Transfer Agent") as may be designated by SUNBURST and shall receive in exchange therefor, upon satisfaction of customary delivery requirements and subject to applicable law with respect to the exercise of appraisal rights, certificates representing the number of whole shares of SUNBURST Common Stock or SUNBURST
Preferred Stock into which shares of Company Common Stock or Company Preferred Stock have been converted, together with a check representing the cash adjustments for fractional shares, if any.

                (b)  If any certificate evidencing shares of Company
Common Stock or Company Preferred Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person(s) requesting such exchange pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of SUNBURST Common Stock in any name other than that of the registered holder of the Company Certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

                (c) Until so surrendered and exchanged, each outstanding Company Certificate after the Effective Date shall be deemed for all corporate purposes (other than voting and the payment of dividends or other distributions as described below) to evidence the number of whole shares of SUNBURST Common Stock or SUNBURST Preferred Stock into which the shares of Company Common Stock or Company Preferred
Stock represented by such Company Certificates are to be converted pursuant to Section 7.2 of this Agreement; provided, however, that no dividends or other distributions, if any, in respect to such shares of SUNBURST Common Stock or SUNBURST Preferred Stock, declared after the Effective Date and payable to holders of record after the Effective Date, shall be paid to the holders of any unsurrendered
Company Certificates until such Company Certificates are surrendered. Subject to the effect, if any, of applicable law, after the surrender and exchange of Company Certificates, the record holders thereof on the date of exchange shall be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of whole shares of SUNBURST
Common Stock or SUNBURST Preferred Stock for which such
Company Certificate was exchangeable. Holders of any unsurrendered Company Certificates shall not be entitled to vote until such unsurrendered Company Certificates are exchanged pursuant to this
Section 7.4.

                (d)  SUNBURST may, without notice to any
person,terminate all exchange agencies after thirty (30) days following the Effective Date of the Merger, and thereafter all exchanges, payments and notices provided for in this Agreement as being made to or by the Transfer Agent shall be made to or by SUNBURST or its Transfer
Agent.

        7.5 Fractional Shares. No fractional share certificates of SUNBURST Common Stock or SUNBURST Preferred Stock shall be issued in connection with the conversion of shares of Company Common
Stock in the Merger nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of SUNBURST. In lieu of any such fractional shares, any holder of Company Common Stock or Company
Preferred Stock shall, upon surrender thereof, be paid in cash the value of each such fraction, which for this purpose (i) for the SUNBURST
Common Stock, shall be the product of such fraction multiplied by the average of the Bid and Asked prices of SUNBURST Common Stock in the market on which its stock is most regularly traded on the five previous trading dates before the date of this Agreement and (ii) for the SUNBURST Preferred Stock, shall be a price determined in clause (i) above multiplied by the conversion factor for the applicable series of SUNBURST Preferred Stock, in both cases subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization applicable to shares of SUNBURST Common Stock held of record on or before the Effective Date to the extent not reflected in such closing price.

        7.6 No Further Transfers. On the Effective Date, the stock transfer books of the Company shall be closed, and no further transfer of Company Common Stock or Company Preferred Stock shall thereafter be made.

8.   Conditions to Closing; Deliveries at Closing.

        8.1 General Conditions to Each Closing. The closing of each of the transactions contemplated in this Agreement shall be subject to the fulfillment at the closing or Effective Date of each of the following conditions:

                (a) the approval of this Agreement by Prologic's board of directors (including any special committee which may be required by Arizona law);

                (b) no court having jurisdiction shall have issued, to the knowledge of any of the parties, an injunction preventing the consummation of the transaction that shall not have been stayed or dissolved;


                (c) each of the parties shall have filed all applicable federal and state securities law notices of issuance of Company Common Stock in connection with the closing of Tranches 1 and 2, and, in the case of the Merger, the combined registration statement and merger proxy statement of the parties with respect to the Merger shall have been declared effective by the Commission;

        (d) all actions taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

        8.2  Conditions to SUNBURST's Obligations to Close Tranche
1. The obligations of SUNBURST to purchase those of the Shares offered in Tranche 1 hereunder are conditioned on the fulfillment or waiver of the following:

                (a)  the execution and delivery of this Agreement;

                (b) all the representations and warranties of the Company in this Agreement as of the date hereof shall be true and correct at the closing as if made on such date, and the Company shall have performed all actions required hereunder;

                (c) receipt of the opinion of legal counsel to the Company to the effect set forth in Section 5.6;

                (d) the Company shall have delivered to SUNBURST an Officer's Certificate, dated the closing date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 8.1 and in paragraph (b) of this Section
8.2 have been satisfied in all material respects;

                (e) all material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable governmental body that are required for, or in connection with, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby shall have been obtained or made;

                (f) no law or legally binding regulation shall have been enacted or promulgated that does or would prohibit, restrict or delay consummation of the transaction contemplated by the applicable closing or any of the conditions to the consummation of the transaction contemplated by the applicable closing or that does or would have a material adverse affect on the Company; and

                (g)  James M. Heim and HFG Properties, Ltd., an
Arizona limited partnership (collectively, "Heim") and SUNBURST shall have entered into a voting trust agreement with respect to the shares of the Company held by Heim, or over which Heim holds a proxy or power of attorney, in the form attached as Exhibit C hereto.

        8.3 Conditions to SUNBURST's Obligation to Close Tranche 2. The obligations of SUNBURST to purchase those of the Shares offered in Tranche 2 hereunder are conditioned upon the fulfillment or waiver of the following:

                (a)  Full Purchase Closing.

                        (i)  all conditions to closing set forth in Sections
8.1 and 8.2 hereof being satisfied on or before the date of the closing of Tranche 2;
                        (ii) the amendment of the Company's Articles of Incorporation to increase its authorized capital as described in Section
5.3 hereof being completed; and

                        (iii)     the Company shall have provided
SUNBURST with a Subscription Call not less than 14 days prior to the projected closing date for the Tranche 2 Acquisition.

                (b)  Partial Purchase Closing.

                        (i) all conditions to the closing set forth in Section 8.3(a)(i) and (ii) hereof being satisfied on or before December 15, 1999;
and
                        (ii) either (x) the Company has commenced or completed the Merger as contemplated in Section 7.1(ii) and Tranche 2 has not been closed in the period between September 1, 1999 and December 15, 1999; or (y) pursuant to Section 7.1(iii), the Company has not exercised its Buy Back Right, the Merger process contemplated in
Section 7.1(iii) has commenced, and Tranche 2 has not been closed in the period between the lapse of the Company's Buy Back right and December 15, 1999.


        8.4  Conditions to SUNBURST's Obligations to Close the
Merger. The obligations of SUNBURST to close the Merger are conditioned upon the fulfillment or waiver of the following:

                (a) all conditions to closing set forth in Sections 8.1, 8.2 and 8.3(a); or (b), as appropriate, hereof being satisfied on or before the Effective Date of the Merger;

                (b) the Company shall have obtained all necessary and required consents to the Merger or otherwise necessary; and

                (c) the holders of not more than ten percent of the Company's outstanding stock shall have exercised dissenters' rights under the Arizona Business Corporation Act.

        8.5 Conditions to the Company's Obligation to Sell the Shares. The obligations of the Company to sell the Shares offered hereunder are conditioned on the fulfillment or waiver of the following:

                (a) all conditions to closing set forth in Section 8.1 hereof being satisfied on or before the date of the applicable closing;

                (b)  the execution and delivery of this Agreement;

                (c) all the representations and warranties of SUNBURST made in this Agreement as of the date hereof shall be true and correct at the closing as if made on such date, and SUNBURST shall have performed all actions required hereunder;

                (d) SUNBURST shall have delivered to the Company an Officer's Certificate, dated the closing date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 8.1, paragraph (c) of this Section
8.5 and Section 6.4 have been satisfied in all material respects;

                (e) James M. Heim shall have entered into an employment agreement with the Company in the form attached as Exhibit D hereto;

                (f) as to a $2,000,000 Tranche 2 purchase only, the Company and SUNBURST will have (after the closing of such purchase) the number of shares of common stock outstanding set forth on Schedule 8.5(f)(1) attached hereto and incorporated by reference, with the understanding that, if the Subscription Call requires less than $2,000,000 from SUNBURST to close the Tranche 2 Acquisition, the number of outstanding shares will be reduced accordingly; and

                (g) as to Tranche 2 only (full purchase or partial purchase), the employment agreement of James M. Heim in the form attached as Exhibit D is in full force and effect.

        8.6  Conditions to the Company's Obligation to Close the
Merger. The obligations of the Company to close the Merger hereunder are conditioned upon the fulfillment or waiver of the following:

        (a)  Section 7.1(i) Merger.

                        (i)  the Tranche 2 Acquisition has been completed;

                        (ii) all conditions to closing set forth in Sections
8.1 and 8.5 hereof being satisfied on or before the date of the Effective
Date;

                        (iii) the receipt of an opinion letter from counsel to SUNBURST covering for SUNBURST and any subsidiary designated by SUNBURST to participate in the Merger the issues covered in the opinion described in clauses (i), (ii), (iii) and (iv) of Section 5.6, as well as an opinion that SUNBURST's registration statement for its shares offered in the Merger has been declared effective by the SEC and applicable state securities regulators and that no stop order has been issued;

                        (iv) Century Financial Partners Inc. and Bristol Capital, LLC, and/or their assignees ("collectively "Century/Bristol"), shall have entered into a binding contract with SUNBURST in form and substance satisfactory to the Company to provide, in two tranches, up to $4,000,000 of additional equity capital to SUNBURST for the purpose of making acquisitions. Each tranche will be in an amount equal to the lesser of $2,000,000 or 20% of the cash equity portion needed to close a proposed acquisition. The first $2,000,000 tranche shall be at $1.0984 per share and the second tranche shall be at $2.246 per share. Amounts funded to the Company pursuant to Sections 1.2 and 6.3 hereof shall be deemed credits against Century/Bristol's obligations to SUNBURST under such contract;

                        (v)  at the Effective Date of the Merger,
SUNBURST will have the number of shares of common stock and preferred stock outstanding set forth on Schedule 8.5(f)(2) attached hereto and incorporated herein by reference (with the understanding that, if the Subscription Call requires less than $2,000,000 from SUNBURST to close the Tranche 2 Acquisition, the number of outstanding shares will be reduced accordingly), and the former shareholders of the Company will hold the number of SUNBURST's common shares and preferred stock set forth on said Schedule 8.5(f)(2);

                        (vi) SUNBURST shall have approved the terms of Exhibit D and agreed to be bound by the terms thereof after the Merger; and

                        (vii)     SUNBURST is in compliance with Section
6.4 hereof.

        (b)  Section 7.1(ii) and 7.1(iii) Mergers.

                        (i) all conditions to closing set forth in Section 8.6(a)(ii) through (vii) hereof being satisfied on or before the Effective Date.


9. Events of Default. If one or more of the following events shall occur (each such event, following the expiration of any cure period associated therewith as hereafter described being referred to as an "Event of Default"), then the Company or SUNBURST, as applicable
("Defaulting Party") shall be in default of this Agreement:

        (a) any of the representations or warranties made by the Company or SUNBURST, as applicable, herein shall be false and misleading in any material respect at the time made;

        (b) the Company or SUNBURST, as applicable, shall fail to perform or observe any covenant, term, provision, condition, agreement or obligation of the Company or SUNBURST, as applicable, under this Agreement and such failure shall continue uncured for a period of ten days after written notice from the non-Defaulting Party of such failure;

        (c) the Company or SUNBURST, as applicable, shall (i) admit in writing its inability to pay its debts as they mature, (ii) make an assignment of a substantial part of its properties or assets for the benefit or creditors or commence proceeds for its dissolution; or (iii) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

        (d) a trustee, liquidator or receiver shall be appointed for the Company or SUNBURST, as applicable, or for a substantial part of its property or business without its consent and shall not be discharged within 30 days after such appointment;

        (e) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company or SUNBURST, as applicable, which shall not be dismissed within 30 days thereafter;

        (f) any money judgment, writ or warrant of attachment, or similar process, except mechanics and materialmen's liens incurred in the ordinary course of business, in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate shall be entered or filed against the Company or SUNBURST, as applicable, or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of 45 days or in any event later than five days prior to the date of any proposed sale thereunder; or

        (g) bankruptcy, reorganization, insolvency or liquidation proceeds or other proceeds for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or SUNBURST, as applicable, and, if instituted against the Company or SUNBURST, as applicable, shall not be dismissed, stayed or bonded within 90 days after such institution or the Company or SUNBURST, as applicable, shall in any action or answer approve of, consent to, or acquiesce in any proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings.

10.  Remedies.

        (a) General. Upon the occurrence of any Event of Default, SUNBURST or the Company, as applicable, shall be entitled to exercise all remedies available at law and/or in equity.

        (b) Buy Back Right. If SUNBURST is unable to meet the requirements of a Subscription Call pursuant to Section 1.2 hereof, then commencing on the date of such default, for a period ending 70 days from the date of default, the Company shall have the right to purchase all, but not less than all, of the Shares issued to SUNBURST (i) in Tranche 1 or (ii) pursuant to the exercise of any options or warrants which SUNBURST may receive from the Company, for a per share price equal to 110% of the price paid for such Shares by SUNBURST.
Such right may be exercised by written notice from the Company to SUNBURST specifying the per share and aggregate purchase price, and the date and place of closing. At the closing, the Company shall wire transfer the purchase price to SUNBURST against delivery of duly endorsed (with Medallion Signature Guarantees) certificates for the number of shares being purchased.

11.  Miscellaneous.

        (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for (i) matters arising under the Act or the 1934 Act which matters shall be construed and interpreted in accordance with such laws and (ii) matters involving the filing required to effect the Merger which shall be governed by Colorado or Arizona law, as applicable. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a Federal or state court sitting in the County of Los Angeles, State of California.

        (b)  Entire Agreement; Amendment.  This Agreement and the
Merger Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        (c) Notices, Etc. Any notice, demand or request required or permitted to be given by either the Company or SUNBURST pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

        (d) Confidentiality. SUNBURST will keep confidential all non-public information regarding SUNBURST and/or the Company that it receives from SUNBURST and/or the Company unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of SUNBURST's and/or the Company's counsel, to comply with applicable law. Neither party shall disclose any information regarding any of the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required in filings made with the Commission.

        (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

        (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the benefit of this Agreement to any party.

        (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        (h) Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

        (i) Survival of Representations. All representations and warranties of each party hereto shall survive the applicable closing contemplated herein for a period of one year.

        (j)  Indemnification.

                (i)  The Company shall indemnify and hold SUNBURST
(and its officers, directors, employees, agents and controlling persons within the meaning of the Act) harmless from and against, and promptly reimburse SUNBURST for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees (collectively, "Claims"), arising out of or in connection with any breach of representation or warranty of the Company contained in this Agreement or in any certificate delivered pursuant hereto, regardless of whether SUNBURST relied upon the truth of such representation or warranty or had any knowledge of any breach thereof. In computing the amount to be paid by the Company under this clause (i), there shall be deducted an amount equal to any tax benefits actually received by SUNBURST or any of its subsidiaries, taking into account the income tax treatment of the receipt of such indemnity payment.

                (ii) SUNBURST shall indemnify and hold the Company
(and its officers, directors, employees, agents and controlling persons within the meaning of the Act) harmless from and against, and promptly reimburse the Company for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees, arising out of or in connection with any breach of representation or warranty of SUNBURST contained in this clause (ii) hereof or in any certificate delivered pursuant hereto, regardless of whether the Company relied upon the truth of such representation or warranty or had any knowledge of any breach thereof.

                (iii) Upon receipt by a party entitled to indemnification hereunder (the "Indemnified Party") of notice of any situation, event or occurrence that might give rise to a claim for indemnification of such Indemnified Party against any of another party pursuant to this Section 11(j), the Indemnified Party shall give prompt written notice thereof to the other party (an "Indemnifying Party"), indicating with reasonable specificity the nature and amount of such indemnification. Failure to give any notice provided under this Section 11(j) shall in no way be deemed a forfeiture of the Indemnified Party's rights to be indemnified under Section 11(j). A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any situation, event, or occurrence has been noticed by the Indemnified Party, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July ___, 1999.

PROLOGIC MANAGEMENT SYSTEMS, INC.,
an Arizona corporation
By: James M. Heim, President
Address:  2030 East Speedway
Tucson, Arizona 85719
Telecopier No.:  520-320-1100

SUNBURST ACQUISITIONS IV, INC.
a Colorado corporation
By: Michael R. Quinn, President
Address:  4807 South Zang Way
Morrison, Colorado
Telecopier No.:  (303) 978-9331

EXHIBIT 10.1 (continued) - Merger Agreement

        This Merger Agreement ("Agreement") is entered into this ___ day of _______________, by and among SUNBURST ACQUISITIONS
IV, INC., a Colorado corporation ("SUNBURST") and PROLOGIC
MANAGEMENT SYSTEMS, INC., an Arizona corporation
("Prologic"). SUNBURST and Prologic hereby agree that on the Effective Date (as defined in this Agreement), SUNBURST and Prologic shall merge into a single corporation on the following terms and conditions:

                                    ARTICLE 1
                                     PARTIES

        The name, address, jurisdiction of organization and governing law of each of the entities subject to this merger agreement are as follows:

(1)  SUNBURST ACQUISITIONS IV, INC.
     4807 South Zang Way
     Morrison, Colorado 80465

        SUNBURST is a Colorado corporation, governed by the laws of the State of Colorado.

(2)  Prologic
     2030 East Speedway
     Tucson, Arizona 85719

        Prologic is an Arizona corporation, governed by the laws of the State of Arizona.

                                    ARTICLE 2
                                     MERGER

        On the Effective Date, Prologic shall be merged with and into SUNBURST. SUNBURST shall be the surviving corporation
(hereinafter sometimes called the "Surviving Corporation"), and shall remain a Colorado corporation. Prologic shall be the disappearing corporation (hereinafter sometimes called the "Disappearing
Corporation").

                                    ARTICLE 3
                                 EFFECTIVE DATE

        The Merger provided for in this Agreement shall become effective on the filing by and in the office of the Colorado Secretary of State an executed copy of Articles of Merger, as required by Colorado Law. The date and time of such filing is referred to in this Agreement as the "Effective Date."

                                    ARTICLE 4
                  ARTICLES OF INCORPORATION; BY-LAWS; BOARD OF
DIRECTORS; OFFICERS

        4.1  In connection with the Merger, the name of Surviving
Corporation shall be changed to "__________________." Except for the foregoing name change, the Articles of Incorporation of SUNBURST as in effect immediately prior to the Effective Date shall remain the Articles of Incorporation of the Surviving Corporation without change or amendment until altered, amended, or repealed as provided for in the articles or by-laws

        4.2 Except for amending SUNBURST's by-laws to change it fiscal year end to March 31, which amendment has been approved buy SUNBURST's shareholders, SUNBURST's by-laws, as in effect immediately prior to the Effective Date, shall remain the by-laws of the Surviving Corporation without change or amendment until altered, amended, or repealed as provided for in the by-laws or by law.

        4.3 On the Effective Date, the directors of the Surviving Corporation shall be as follows:

James M. Heim, _________________________.

        4.4  On the Effective Date, the officers of the Surviving
Corporation shall be as follows:

        President, James M. Heim;
        Secretary, Chief Financial Officer and Treasurer
        David Firestone.

                                    ARTICLE 5
                       CONVERSION AND EXCHANGE OF SHARES;
                              OPTIONS AND WARRANTS

        5.1 Conversion of Shares. On the Effective Date, each of the issued and outstanding shares of common stock, no par value per share, and outstanding shares of preferred stock, no par value per share of the Disappearing Corporation (the "Prologic Common Stock" or "Prologic Preferred Stock"), subject to applicable statutory provisions with respect to appraisal rights, any applicable withholding requirements and adjustment as herein provided, shall be converted into and become a right to receive duly authorized, validly issued, fully paid and nonassessable shares of common stock or preferred stock of SUNBURST at an exchange ratio of one-to-one (the "Exchange Ratio") As used in this Agreement, "Merger Consideration" shall mean the number of shares of SUNBURST Common Stock or SUNBURST Preferred Stock exchanged for Prologic Common Stock or Prologic Preferred Stock in the Merger. Each share of Prologic Common Stock or Prologic
Preferred Stock held in the treasury of the Prologic or by a wholly-owned subsidiary of Prologic or by SUNBURST shall be cancelled as of the Effective Date and no portion of the Merger Consideration shall be payable with respect thereto.

        5.2  Adjustment of Merger Consideration.  The Merger
Consideration shall be reduced by the amount otherwise payable or issuable to holders of Prologic Common Stock or Prologic Preferred
Stock, if any, who exercise dissenters' rights in connection with the Merger based upon such shareholders' ownership of Prologic Common
Stock or Prologic Preferred Stock outstanding on the Effective Date.
The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of SUNBURST Common
Stock, SUNBURST Preferred Stock or Prologic Common Stock or
Prologic Preferred Stock held of record on or before the Effective Date.

        5.3 Options and Warrants. All outstanding options and warrants to acquire Prologic stock that are not exercised prior to the Effective Date will be automatically converted into an option or right to purchase a like number of shares from SUNBURST.

        5.4 No Further Transfers. On the Effective Date, the stock transfer books of Prologic shall be closed, and no further transfer of Prologic Common Stock or Prologic Preferred Stock shall thereafter be made.

                                    ARTICLE 6
                      CONDITIONS TO CONSUMMATION OF MERGER

        The consummation of the Merger is conditioned upon the satisfaction by SUNBURST and Prologic, as the case may be, of the conditions set forth in that certain Stock Purchase and Merger
Agreement dated July __, 1999 by and between SUNBURST and Prologic.

                                    ARTICLE 7
                                  COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

PROLOGIC MANAGEMENT SYSTEMS, INC.,
an Arizona corporation
By : James M. Heim, President
Address:  2030 East Speedway
Tucson, Arizona 85719
Telecopier No.:  520-320-1100

SUNBURST ACQUISITIONS IV, INC.
a Colorado corporation
By: Michael R. Quinn, President
Address:  4807 South Zang Way
Morrison, Colorado   80465
Telecopier No.:  (303) 978-9331

EXHIBIT 10.2 -  Voting Trust Agreement

        This Agreement is made as of July __, 1999, by and between the undersigned parties for the purpose of creating a Voting Trust of certain of the common stock of Prologic Management Systems, Inc. an Arizona corporation, hereinafter called "Company."

        1. Exchange of Shares for Voting Trust Certificate. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, simultaneously with the execution of this Agreement, the undersigned shareholders, hereafter called "Certificate Holders," hereby assign and deliver the voting interest in the number of shares of common stock in the Company ("VT Shares") listed opposite their respective names to the Trustee. The Trustee is authorized to cause the VT Shares to be transferred to such Trustee on the books of the Company, and will issue and deliver to each shareholder a Voting Trust Certificate for the number of VT Shares transferred to the Trustee.

        2. Form of Certificate. The Voting Trust Certificate shall be in substantially the following form:

"No. _____                                             ________ Shares
               PROLOGIC MANAGEMENT SYSTEMS, INC.
                    VOTING TRUST CERTIFICATE
     This is to certify that ___________________________ has
transferred to the undersigned Trustee voting and other rights with respect to the above-stated number of shares of common stock of Prologic Management Systems, Inc., an Arizona corporation, or any successor company, to be held by the Trustee pursuant to the terms of a Voting Trust Agreement dated as of July ___, 1999, pursuant to
Section 10-730 of the Arizona Business Corporation Act, hereafter called "Voting Trust Agreement," a copy of which has been delivered to the above-named Certificate Holder, and filed in the office of the secretary of the corporation at Tucson, Arizona. The Certificate Holder, or his successor or successors-in-interest, will be entitled to receive payments equal to all cash dividends collected by the Trustee upon the above-stated number of shares, and to the delivery of a certificate or certificates for said number of shares upon the termination of the Voting Trust
Agreement, in accordance with its provisions.

        The Certificate Holder, by the acceptance of it, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Voting Trust Agreement were set forth in this Certificate.

Executed on July __, 1999.

SUNBURST ACQUISITIONS IV, INC.
By: ______________
 "Trustee"

        3. Voting by Trustee. During the period of this Voting Trust, the Trustee shall have the exclusive right to vote the VT Shares or give written consent, in person or by proxy, at all meetings of the shareholders of the Company, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

        4. Dividends; Mergers; Proxies. If the Company issues dividends, or if the Company is merged into another corporation or entity wherein Company shareholders become entitled to receive shares of another corporation or entity ("Merger Shares") in the merger, the Trustee shall accept and receive such dividends or Merger Shares. Upon receipt of cash dividends, the same shall be distributed to the Certificate Holder. In the event that the dividends or Merger Shares are in the form of share certificates having voting rights, the share dividends or Merger Shares shall be held by the Trustee and a new Voting Trust Certificate(s) representing the share dividends or Merger Shares shall be issued to the Certificate Holder. Such additional shares shall become part of the VT Shares. If either of the undersigned shareholders receive a proxy or power of attorney to vote the shares of any other Company shareholder, to the extent permitted by applicable law, the voting rights so obtained shall be transferred to the Trustee.

        5. Right to Sell. Commencing on the first anniversary of this Agreement, each of the Certificate Holders shall have the right to sell the shares of common stock represented by the Voting Trust Certificates into the market subject only to the volume limitations, if any, imposed by Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Trustee agrees to cooperate with the broker(s) of the Certificate Holder(s) to effectuate such sales in the most expeditious manner and to execute such documents (including, without limitation, share certificates or stock powers) as may be required to complete such sale(s). The Trustee understands and acknowledges that any shares sold pursuant to this provision shall be free of the Voting Trust imposed by this Agreement. Upon any such sale, the Trustee will issue to the Certificate Holder(s) a new Voting Trust Certificate representing the balance of the shares owned by Certificate Holder(s) that are subject to this Agreement.

        6. Termination of Trust. This Voting Trust shall terminate entirely on whichever of the following conditions occurs first:

        (a)  Two (2) years from the date of execution of this Agreement;
or

        (b)  The mutual agreement of the Trustee and the Certificate
Holder; or

        (c) The termination of the employment of James M. Heim as the President of the Company, or its successor company if the company is acquired by Sunburst Acquisitions IV, Inc. ("SUNBURST") or a designated subsidiary of SUNBURST as provided in Sections 4(d) and
(e) of the Employment Agreement of James M. Heim, dated as of May
27, 1999, with the Company; or

        (d) The purchase of all of the Shares back from SUNBURST pursuant to Section 10(b) of the SPMA; or

        (e) the parties to the SPMA mutually agree to terminate the merger described in the SPMA.

        Upon termination of this Agreement, the Certificate Holder shall surrender his Voting Trust Certificate(s) to the Trustee, and the Trustee shall deliver to the Certificate Holder shares of the Company properly endorsed for transfer, equivalent to the amount of shares represented by the Voting Trust Certificate(s) surrendered. If the Trustee has gone out of business or ceased to exist without a legal successor, the Secretary of the Company is hereby authorized to accept the Voting Trust
Certificate(s) and to issue (or cause to be issued) to Certificate Holder(s) the number of shares of common stock of the Company represented by the Voting Trust Certificate(s).

        7. Trustee's Compensation. The Trustee shall serve as Trustee without compensation or expense reimbursement of any kind.

        8. Binding on Successors. This Voting Trust Agreement shall be binding on the lawful successors and assigns of the Trustee and each Certificate Holder.

        9. Notices from Company. All notices, reports, statements and other communications directed to the Trustee from the Company or any successor shall be forwarded forthwith to each Certificate Holder, with the postmarked date and the date of receipt endorsed on the communication.

        10. Copies of Agreement. This Agreement may be executed in multiple counterparts, but shall not otherwise be separable or divisible. Upon the execution of this Agreement and the establishment of this Trust, the Trustee shall cause a duplicate of this Agreement and any extension thereof to be filed with the Secretary of the Company or any successor, which duplicate(s) shall be open to inspection by a shareholder, a Certificate Holder or an agent of either, on the same terms as the record of shareholders of the Company is open to inspection, and in any other manner provided for inspection under the laws of Arizona or the laws of the jurisdiction in which any successor is organized.

Dated:  July __, 1999
Trustee:
SUNBURST ACQUISITIONS IV, INC.
By:

Certificate Holder:
Number of Shares Deposited:  391,740

James M. Heim and Marlene Heim
HFG PROPERTIES, LTD.
an Arizona limited partnership
By:
Number of Shares Deposited:  697,320
James M. Heim, General Partner

10.2(a) - VOTING TRUST CERTIFICATES


No.  1    391,740 Shares
                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                            VOTING TRUST CERTIFICATE

This is to certify that James M. and Marlene Heim have transferred to the undersigned Trustee voting and other rights with respect to the above-stated number of shares of common stock of Prologic Management Systems, Inc., an Arizona corporation, or any successor company, to be held by the Trustee pursuant to the terms of a Voting Trust Agreement dated as of July __, 1999, pursuant to Section 10-730 of the Arizona Business Corporation Act, hereafter called "Voting Trust Agreement," a copy of which has been delivered to the above-named Certificate
Holder, and filed in the office of the secretary of the corporation at Tucson, Arizona. The Certificate Holder, or his successor or successors-in-interest, will be entitled to receive payments equal to all cash dividends collected by the Trustee upon the above-stated number of shares, and to the delivery of a certificate or certificates for said number of shares upon the termination of the Voting Trust Agreement, in accordance with its provisions.

The Certificate Holder, by the acceptance of it, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Voting Trust Agreement were set forth in this Certificate. Executed on July __, 1999.

SUNBURST ACQUISITIONS IV, INC.
By:

Trustee

No. 2     697,320 Shares

PROLOGIC MANAGEMENT SYSTEMS, INC.
VOTING TRUST CERTIFICATE

This is to certify that HFG Properties, Ltd., an Arizona limited partnership, has transferred to the undersigned Trustee voting and other rights with respect to the above-stated number of shares of common stock of Prologic Management Systems, Inc., an Arizona corporation, or any successor company, to be held by the Trustee pursuant to the terms of a Voting Trust Agreement dated as of July ___, 1999, or any extension thereof, pursuant to Section 10-730 of the Arizona Business Corporation Act, hereafter called "Voting Trust Agreement," a copy of which has been delivered to the above-named Certificate Holder, and filed in the office of the secretary of the corporation at Tucson, Arizona. The Certificate Holder, or his successor or successors-in-interest, will be entitled to receive payments equal to all cash dividends collected by the Trustee upon the above-stated number of shares, and to the delivery of a certificate or certificates for said number of shares upon the termination of the Voting Trust Agreement, in accordance with its provisions.

The Certificate Holder, by the acceptance of it, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms of the Voting Trust Agreement were set forth in this Certificate.

Executed on July __, 1999.

SUNBURST ACQUISITIONS IV, INC.
By:
Trustee

10.3 - EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of the 27th day of May, 1999, by and between PROLOGIC MANAGEMENT SYSTEMS,
INC., an Arizona corporation (the "Company"), and James M. Heim, an individual residing in Tucson, Arizona (the "Executive").


R E C I T A L S :

        WHEREAS, the Company desires that the Executive be employed by the Company in order to ensure that the services of Executive shall be available to the Company on a long term basis;

        WHEREAS, Executive desires to be employed by the Company on the following terms and conditions;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

A G R E E M E N T :

1.      The Employment Period.

        (a) Initial Period. The "Employment Period," shall be April 1, 1999 to March 31, 2002 ("Original Employment Period"), unless terminated or renewed pursuant to the terms of this Agreement.

        (b) Renewal. Subject to Section 4, upon written notice to the Company of Executive's interest in continuing his employment with the Company no less than ninety (90) days prior to the expiration of the Employment Period, the Company may elect to renew the Employment
Period for one additional one (1) year period on substantially the same terms as the original Employment Period, provided, however, that at the option of the Executive, in place of the salary and options granted under
Section 3 and the severance benefits provided in Section 5, any renewal agreement will contain salary provisions, option grants and severance benefits which are similar in terms and conditions to those offered in general to the principal executive officers of the Company, its subsidiaries and affiliates.

        (c) In the event that the Company does not exercise its option to renew the contract upon notice provided to Company in accordance with Section 1(b), Executive will receive a termination payment equal to six (6) months salary, to be paid on a monthly basis in accordance with the Company's policies as described in Section 3(a)(i).

2.      Employment and Duties.

        (a) Employment. The Company hereby employs Executive for the Employment Period to perform such duties for the Company, its subsidiaries and affiliates as may be reasonably specified from time to time by the Company's Board of Directors or the representative designated by the Board of Directors (the "Board"). Executive hereby accepts employment with the Company as President and Chief Executive Officer (or an alternative executive officer position if there is a restructuring of the Company, or their subsidiaries or affiliates), reporting directly to the Board of the Company. It is understood that Executive will use best efforts to perform his duties in the manner directed by the Board and in compliance with all federal, state and local laws, ordinances and regulations.

        (b) Time Devoted to Duties. Executive shall devote substantially all of his non-personal time and efforts to the business of the Company, its subsidiaries and affiliates, the amount of such time to be sufficient to permit him to diligently and faithfully to serve and endeavor to further the Company's interests to the best of his ability. Executive shall not, during the Employment Period, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary gain) that is or may be competitive with, or that might place him in a competing position to that of the Company or its subsidiaries or affiliates, provided, however, that an investment of less than one percent (1%) in a public company which competes with the Company but with which Executive has no other involvement will not violate the terms hereof. The Executive hereby represents that his employment hereunder and compliance by him of the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement by which he may be bound.

3.       Compensation.

        (a)      Monetary Remuneration and Benefits.  During the
Employment Period, the Company shall pay to Executive for all services rendered by him in any capacity:

                (i) Salary. An annual salary of One Hundred Sixty Thousand Dollars ($160,000), payable pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. This rate may be subject to increases from time to time in the sole and exclusive discretion of the Board.

                (ii) Acquisition Bonus. A bonus based on the value of all acquisitions completed during the term of this agreement which shall be one quarter of one percent (0.25%) of the purchase price of each acquisition payable over six months following each acquisition. At the option of the Executive, up to fifty percent (50%) of this bonus may be paid in common stock of the Company, wherein, for valuation purposes herein, the price of the stock would be set by the Board of Directors.

                (iii) Consolidated Earnings Bonus. A bonus based on the increase of "Consolidated Earnings before Taxes, Depreciation and Amortization," (EBTDA) which shall be an amount equal to two percent
(2%) of the annual increase in the Consolidated EBTDA earnings of the Company for each fiscal years ending March 31, 2000, March 31, 2001 and March 31, 2002 ("Consolidated Earnings Bonus"). These annual earnings calculations will be subject to adjustment for acquisitions that were made during each fiscal year on a prorated basis. For example, if an acquisition with an EBTDA of $2.6M (based on final purchase price valuation purposes) completed at the end of the second quarter, then for purposed of calculating performance under this section, $1.3M would be added to the prior year's fiscal Consolidated EBTDA earnings. The calculations regarding EBTDA shall be in conformance with general accepted accounting standards as specified by the AICPA.

                (iv) Company Bonus Plan. In the event that the Board of Directors of the Company shall adopt a company-wide bonus plan for which all executive-level employees shall be eligible (the "Company
Plan"), then Executive shall be entitled to make an election to participate in the Company Plan. Such plan will become effective only at the commencement of Company's fiscal year, and Executive shall have the opportunity to make his election to participate at that point in time. If Executive elects to participate in the Company Plan, Executive shall irrevocably forfeit all of his future rights under the Consolidated Earnings Bonus as specified in Section 3 (a) (iii) above, and shall be entitled to participate only in the Company Plan from that point forward.

        All bonuses set forth in Section 3(a) (iii) shall be paid annually, within ninety (90) days after the completion of each annual period. However, upon review and approval by the Compensation Committee appointed by the Board of Directors, Executive shall be entitled to receive a quarterly draw against his Consolidated Earnings Bonus in an amount equal to fifty percent (50%) of such bonus earned during the fiscal quarter. Such quarterly draws shall be paid within thirty (30) days after the close of the quarter. The remainder of the Consolidated
Earnings Bonus shall be paid annually pursuant to the terms contained herein. In the event that the quarterly draws paid to Executive should exceed the total of the Consolidated Earnings Bonus earned for the annual period, then any such excess payment shall be deducted from the Executive's salary.

        (b) Upon execution of this Agreement, Executive shall be granted an option to purchase, for a period of five years from the date of grant, an aggregate total of two hundred and fifty thousand (250,000) shares of Prologic Common Stock (the "Options") at $.50 per share, in the form of a standard Option Agreement made in accordance with, and subject to, the Prologic 1994 Stock Option Plan or its successor plan (the "Plan"). The Options shall become exercisable as follows:

                (i) Consolidated Earnings Incentive. The Options shall become exercisable at the rate of 20,000 shares per $1,000,000 of the consolidated EBTDA earnings as described herein on a cumulative basis starting April 1, 1999 through the term of this agreement; and

                (ii)     Acquisition Incentive.         The Options shall
become exercisable at the rate of       10,000 shares per each successive
$5,000,000 of acquisition value completed during the term of this agreement; and

                (iii) Time Incentive. The Options shall become exercisable at the rate of 25,000 shares per year of employment by Executive completed during the term of this agreement beginning with the completion of the first year of employment effective on March 31, 2000.

                (iv) Limitation. The total number of shares exercisable under option under this agreement shall be limited to the total as specified in Section 3 (b) above.

        The Company will diligently endeavor to comply with all applicable securities laws in connection with any Options to be granted in connection with the Plan and before any shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect ("Securities Act"), and may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Board. The committee supervising the Plan may, in its sole discretion, cause the Shares underlying the Options to be registered under the Securities Act, and the committee will give positive consideration to effecting such registration. Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

        In place of the standard Option Agreement as described at the beginning of this Section, the Executive may elect to purchase the total amount of shares eligible (250,000 shares) under the Option Agreement on or before June 30, 1999. If the Executive makes such election, the shares issued shall be subject to a repurchase provision of the Company based on the amount of shares that have not been earned under Sections
3 (b) (i), (ii) and (iii). The amount to be paid by the Company under the repurchase provision shall be paid on the earlier of ninety days of the termination of employment of Executive under this agreement or June
30, 2002. The amount due shall be $0.50 per share plus interest on the original stock purchase by the Executive at a rate equivalent to the increase in the Consumer Price Index for Greater Los Angeles Area for the period of time beginning with the purchase by the Executive and ending with the repurchase by the Company.

         Vacation. During the Employment Period, Executive will be given four (4) weeks vacation with full pay and benefits each year, exclusive of the Company holidays, pursuant to the policies regularly established and as they may be amended by the Company; provided, however, that Executive will use his best efforts to ensure that such vacation does not unduly interfere with the operation and performance of the business of the Company, its subsidiaries and affiliates. The Company acknowledges that Executive also has accumulated vacation time as of March 31, 1999 of eight weeks as an employee of the Company which he will not lose during the Employment Period and without prejudice to accruing new vacation time during the term of this agreement.

         Expenses. During the Employment Period, the Company agrees to reimburse Executive for reasonable travel and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with the Company's reimbursement policies as they may be amended from time to time during the Employment Period, including expenses related to company provided transportation. The Parties agree that company will provide transportation during the term of this agreement with a maximum lease payment of $850.00 per month.

         Office and Staff. The Company will provide Executive with appropriate facilities and support services as may reasonably be required by the Executive for the proper discharge of his duties hereunder.

        Participation in Plans. As he becomes eligible and continues to be eligible therefor, the Company shall provide the Executive with the right to participate in such plans or programs generally made available by the Company to or for the benefit of, its executives.

        Other Executive Benefits. As he becomes eligible and continues to be eligible therefor, the Company will provide such employee benefits as are provided by the Company to its other principal executives hereunder, including insurance coverage, if any, on any policy for the Company's principal executive officers and directors, and when applicable, coverage as reasonably available to Executive as an Executive Officer of the Company.

4.       Termination of Employment.

        (a) By Death. The Company shall pay to Executive's beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Section 3 (a) through the end of the month in which death of the Executive occurs. During the term of the agreement, the Company will provide a term life insurance policy of $500,000 on the Executive with beneficiaries to be specified by the Executive. Thereafter, the Company's obligations hereunder shall terminate.
Nothing in this Section shall affect any entitlement of Executive's heirs to the benefits of any life insurance plan purchased by the Company.

        (b) By Disability. If, in the sole opinion of the Board, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than ninety (90) days in the aggregate or sixty (60) consecutive days in any twelve-month period (the "Disability Period"), then, to the extent permitted by law, the Employment Period shall terminate on, and the compensation to which Executive is entitled pursuant to Section 3(a) shall be paid up through, the last day of the month of the Disability Period (of ninety (90) days or sixty (60) days, as applicable) and the severance payments to which he is entitled pursuant to Section 5(a), and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability insurance plan in which he is a participant.

        (c) By the Company for Cause. The Company may terminate, without liability and without prejudice to any other remedy to which Employer may be entitled either at law, in equity or under this Agreement, the Employment Period for Cause (as defined below) at any time and without advance notice. The Company shall pay Executive the compensation to which he is entitled pursuant to Section 3 including vacation and other benefits through the end of the day upon which notice is received and that which he is entitled to under Section 5 (b), and thereafter the Company's obligations hereunder this Agreement shall terminate. Termination shall be for "Cause" if:

                (i) Executive acts or fails to act and such act or failure to act is, in the reasonable opinion of the Board, in bad faith and to the material detriment of the Company or its subsidiaries or affiliates;

                (ii) Executive refuses or fails to act in accordance with any direction or order of the Board if such failures or refusals, individually or in the aggregate, are, in the reasonable opinion of the Board, material to Executive's performance and such performance does not, in the good faith and reasonable judgment of the Executive, result in or violate any applicable federal, state or local law, ordinances or regulations;

                (iii) Executive commits any act of dishonesty or a felony affecting the Company, its subsidiaries or affiliates and such act of dishonesty or felony adversely affects the Company, its subsidiaries or affiliates or their or its reputation, business or business relationships in a material manner;

                (iv) Executive has a chemical or alcohol dependency, which interferes with the performance of the Executive's duties and responsibilities under this Agreement;

                (v) Executive commits gross misconduct or neglect, or, in the reasonable opinion of the Board, demonstrates gross incompetence in the management of the affairs of the Company or its subsidiaries or affiliates;

                (vi) Executive is convicted of a felony or any crime involving moral turpitude, fraud or misrepresentation; or

                (vii) Executive materially breaches any term of this Agreement, if such breach is not cured within ten (10) days after written notice thereof is provided by the Company to the Executive.

        (d)      By the Company without Cause.  The Employment
Period may be terminated without Cause by the Company only upon the written consent of the Executive. In the event the Company terminates the Employment Period without Cause and without the written consent of the Executive, the Company shall provide thirty (30) days advance written notice to Executive and shall pay to Executive the severance payment to which he is entitled to pursuant to Section 5(a), and thereafter the Company's obligations hereunder shall terminate.

        (e) By Executive for Good Reason. The Executive may terminate his employment hereunder for "Good Reason" (as described below) upon thirty (30) days written notice. The Company shall pay to Executive the severance payment to which he is entitled to pursuant to
Section 5(a), and thereafter the Executive's and the Company's obligations hereunder shall terminate. Termination by Executive shall be for "Good Reason" if:

                (i) The duties and responsibilities and status assigned to Executive are not reasonably consistent with the position and responsibilities originally assumed by Executive under this Agreement or there is a material adverse change (which is under the reasonable control of the Company) in the work environment as it applies to Executive, in each case having a material negative effect on Executive's employment position; or
                (ii) The Company, without the Executive's consent, requires the relocation of the offices at which Executive is principally employed on the date hereof to a location more than 50 miles from such location or requires Executive to be based other than the Company's offices at such location, except for business travel by Executive as shall be required only as reasonably necessary to permit Executive to properly perform his duties hereunder; and

                (iii) The Company fails to cure within thirty (30) days of the Company's receipt of notice from Executive of Company's failure to perform its material obligations to Executive under this Agreement.

        (f)      By Executive without Good Reason. The Employment
Period may be terminated without Good Reason by the Executive only upon the written consent of the Company. In the event the Executive terminates the Employment Period without Good Reason and without the written consent of the Company, the Executive shall provide thirty (30) days advance written notice to the Company and the Company shall have the rights set forth in Section 5(b). Thereafter, Executive's obligations hereunder, except for those set forth in Section 6, shall terminate.

        (g) By Company and Executive upon Mutual Agreement. The Employment Period may be terminated upon the written consent of both the Company and the Executive on terms to be mutually agreed upon. Thereafter, the Company's and Executive's obligations hereunder shall terminate.

5.       Benefits Upon Termination of Employment Period.

        (a) Termination of Employment by Disability, by the Company without Cause or by Executive for Good Reason. In the event of termination prior to the completion of the Original Employment Period by the Company as a result of Executive's Disability or, by the Company without Cause, or by the Executive for Good Reason (as defined in Section 4(e)), Executive shall be entitled to all compensation and accrued benefits earned by him, including bonuses, prior to the date of termination as provided for in this Agreement, pro rata up to and including that date, together with an amount equal to the greater of twelve (12) months compensation or the balance of the compensation remaining in the Original Employment Period (the "Severance Period"), as full and complete severance compensation. Compensation as used in this section is to be based on estimated compensation based on benefits and salary as well as Consolidated Earnings Bonuses due under Sections
3 (a) (iii) or (iv) during the Severance Period as well as any bonuses due under Section 3 (a) (ii) based on any acquisition which the Executive was in contact with during his employment that closes within six months of the date of termination Thereafter, the Company's obligations to the Executive shall terminate. Furthermore, to the extent permitted by applicable laws and the Plan, all stock options granted to Executive in connection with this Agreement shall become immediately and fully exercisable.

        (b) Termination of Employment by Company for Cause or by Executive for Other Than Good Reason. In the event of termination prior to the completion of the Original Employment Period by the Company for Cause or by Executive other than for Good Reason, the Company shall pay to the Executive the compensation set forth in
Section 3 earned and accrued by him prior to the date of termination.
Upon such payment, the Company's obligations to the Executive shall terminate. The Executive shall not be entitled to any other compensation or other severance payment, including those set forth in Section 1(b). Thereafter, the Executive's obligations to the Company, except those set forth in Section 6, shall terminate. Furthermore, to the extent permitted by applicable laws and the Plan, all stock options granted to Executive in connection with this Agreement, but not yet exercisable on a pro rata basis at the date of termination, shall become null and void.

        (c) Excess Payments. Notwithstanding anything contained in this Section or any other section of this Agreement to the contrary, if any compensation or benefit payment shall be considered in the aggregate to be an "excess parachute payment" as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, all such compensation and benefits shall be reduced and, or extended over a period of time, upon the written request of the Executive, to the extent required to prevent such compensation and benefits, in the aggregate, from being considered an "excess parachute payment".

6.       Preservation of Business.

        (a) General. During the Employment Period and subject to the provisions of Section 2(b), Executive will use his best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, the services of present and future employees and to advance its business relations with its joint venture partners, suppliers, distributors, customers and others.

        (b)      Uniqueness of Services; Interference with Business;
Competitive Activities.   The parties agree that the services that
Executive will perform hereunder are special, unique and extraordinary in nature and that, if the Executive breaches the terms of this Agreement, it may reduce the value of the Company and the Company may be entitled in appropriate instances (and in addition to any remedy that it may have at law) to any equitable relief, including injunctive relief, that may rightfully be awarded under applicable law. Executive agrees that during the Employment Period and for one year after termination thereof (the "Restricted Period"), he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Company or its subsidiaries or affiliates any strategic business opportunities in terms of acquisitions and, or mergers in which it, the Company, its subsidiaries or affiliates are engaged, or have the reasonable expectation of engaging in, including, without limitation, the solicitation of or interference with any of its potential acquisitions, business partners, or prospective merger candidates within the United States (the "Restricted Area"), or (ii) employ, solicit for employment, or recommend for employment during the Restricted Period any person employed by the Company, or by any of its subsidiaries or affiliates, during the period of such person's employment and for a period of six
(6) months after such employee's termination. Executive expressly acknowledges that the subject matter, territorial and time restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the Company's property interests.

        (c) Consequences of Termination by Company without Cause or Termination by Executive with Good Reason. The covenants contained in Section 6(b) will terminate immediately if the Company terminates this Agreement without cause or Executive terminates this Agreement with Good Reason, provided that, during the period that the Executive continues to receive payment of severance benefits as provided in Section 5 hereof, Executive will not compete with the Company or their affiliates, or contact or attempt to contact the Company's or their affiliates', employees or customers (except with respect to matters unrelated to his services hereunder); shall not utilize the property of the Company or it's affiliates, including intellectual property, and shall under no circumstances act for, with or on behalf of, as an employee or otherwise, a competitor where he would be involved in direct competition with the Company, or it's affiliates.

        (d) Confidentiality and Non-Disclosure. During the course of employment, Executive may become aware of certain methods, practices, procedures and other proprietary information and inventions with which the Company conduct their business, including but not limited to, trade secrets, confidential information, knowledge, inventions, data or other information related to the Company relating to products, processes, know-how, designs, customer lists, business plan, marketing plans and strategies, and pricing strategies or any subject matter pertaining to any business of the Company, or any of their clients, licensees or affiliates, all of which the Company, and Executive agree are proprietary information and as such are trade secrets and the property of the Company, including any Confidential Property created by Executive during the term of his employment and other proprietary information and inventions (herein "Confidential Property"). Executive agrees to keep confidential, except as the Company may otherwise consent in writing in advance, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to his employment, any Confidential Property which Executive may produce, obtain, learn or otherwise acquire. Executive further agrees not to use or encourage the use by others, including other employees of the Company, of any Confidential Property. In the event of Executive's termination of employment with the Company for any reason whatsoever, Executive will promptly surrender and deliver to the Company all property of the Company including any Confidential
Property and records, materials, equipment, drawings and data of any nature pertaining to any Confidential Property of the Company.
Executive will not take any written description containing or pertaining to any Confidential Property of the Company.

7.       Dispute Resolution; Remedies.

        (a) Mediation. In the event of any controversy or claim arising out of or related to this Agreement, or the breach thereof, which has not been settled through informal discussion and negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association (AAA) under its Employment Mediation Rules, and held in the Las Vegas, Nevada
Offices of the AAA, or if not available, the Phoenix Regional Offices of the AAA, subject to the laws of the State of Arizona, before resorting to arbitration, provided, however, that any controversy or claims arising out of or related to Section 6 shall not be governed by this Section.

        (b) Arbitration. In the event of any controversy or claim arising out of or related to this Agreement, or the breach thereof, which has not been settled through negotiation or the mediation procedures provided for in the previous paragraph, such controversy or claim shall be settled by binding arbitration administered by the American
Arbitration Association (AAA) under its National Rules for the
Resolution of Employment Disputes and held in the Las Vegas, Nevada
Offices of the AAA, or if not available, the Phoenix Regional Offices of the AAA, subject to the laws of the state of Arizona, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, provided, however, that any controversy or claims arising out of or related to Section 6 shall not be governed by this Section.

8.       Miscellaneous.

        (a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the matters covered herein, and may not be modified, amended or terminated except by a written instrument executed by the parties hereto. All other agreements between the parties pertaining to the employment or remuneration of Executive not specifically contemplated hereby or incorporated herein are terminated and shall be of no further force or effect.

        (b) Assignment. Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation by the Executive shall be null and void. Executive hereby consents to the assignment of this Agreement to any of the Company's direct or indirect subsidiaries or any of their affiliates or any of their successors in interest, provided that such assignment shall not materially and adversely effect the employment and duties of Executive hereunder.
Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any of their direct or indirect subsidiaries or any of their affiliates or any of their successors in interest. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

        (c) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

        (d) Enforcement; Severability. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and is hereby authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. The Executive agrees that the provisions of Section 6 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period.

        (e) Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by registered or certified mail, postage prepaid, on the date of mailing:

If to Executive to:

James M. Heim
2030 East Speedway
Tucson, Arizona  85719



If to the Company to:

Prologic Management Systems, Inc.
2030 East Speedway Boulevard
Tucson, Arizona  85719

Either party may, by notice to the other, change his or its address for notice hereunder.

        (f) Executive Acknowledgment. Executive acknowledges that (i) he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

        (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

        (h) Headings. All headings appear in this Agreement for convenience only and shall not be used in construing the terms hereof.

        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



PROLOGIC MANAGEMENT SYSTEMS, INC.

By:   /s/ Richard E. Metz
Its:  Executive Vice President


EXECUTIVE:
/s/  James  M. Heim